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                                                                    EXHIBIT 10.8


                      CONTRIBUTION AND ASSIGNMENT AGREEMENT

         KNOW ALL MEN BY THESE PRESENTS that, as of February 9, 1998 (the "Execution Date"), KEY PLASTICS, INC., a Michigan corporation ("Key"), does hereby contribute, assign, transfer, convey and deliver unto Key Plastics Technology, L.L.C., a Michigan limited liability company and majority-owned subsidiary of Key ("Key Technology"), or its successors and assigns, the following:

         All assets, properties, goodwill, business as a going concern, rights, privileges, claims, patents and licenses owned, leased or used by Key, except the Excluded Assets (as defined herein) (the "Contributed Assets"). The Contributed Assets shall include, without limitation, the following:

         (a) Balance Sheet Assets. All assets, tangible and intangible, reflected on Key's Balance Sheet as of December 31, 1997 (the "Closing Balance Sheet"), which Closing Balance Sheet is attached to this Agreement as Exhibit A.

         (b) Cash and Receivables. All cash, deposits (including security deposits), certificates of deposit and other cash equivalents (other than cash or cash equivalents in an amount not greater than $1,000 and certain proceeds from the exercise of stock options as described herein as Excluded Assets) and all accounts receivable and other receivables (except certain receivables described herein as Excluded Assets).

         (c) Inventories. All inventories (including raw materials, work in process, finished goods and any such inventories on consignment) as acquired in the normal course of business.

         (d) Tangible Assets. All machinery, equipment, furniture, fixtures, automobiles, trucks and other vehicles, leasehold improvements and other tangible property used in the Business.

         (e) Intangible Assets. All trademark registrations and applications therefor, trade name and names (whether or not registered or registerable), including, without limitation, the name "Key Plastics" and the goodwill pertaining thereto; all copyrights, labels and other trade rights, whether or not registered; all patents and pending patent applications; all inventions, processes, methods, patterns, devices, formulae, discoveries, improvements and other know-how, whether patentable or not; all plans, specifications and other data relating to customer's requirements for products; any and all employer's shop rights; all trademark licenses, royalty agreements, and patent licenses; and all causes of action of Key for the infringement of trademarks, trade names, labels and patents.

         (f) Contract Rights. All rights, claims and benefits of Key under all leases, purchase orders, franchises, sales contracts and all other contracts of whatever nature or


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         description, other than rights under any Employee Plans existing as of the Execution Date. "Employee Plans" shall mean all plans, contracts, programs and arrangements with respect to employees engaged in the Business, including, but not limited to, employment agreements, union contracts and supplemental agreements, pensions, profit sharing arrangements, bonuses, deferred compensation, retirement, stock option, restricted stock, phantom stock, disability, death benefit, severance, medical and hospitalization, insurance, vacation, dependent care, salary continuation, and other employee benefit plans, programs or arrangements, now or at any time maintained by Key or under which Key has or had any obligation in respect of any employee of Key.

         (g) Warranties. All rights under third party warranties, including manufacturer warranties relating to the Contributed Assets.

         (h) Books and Records. All books and records, customers lists and all other data relating to the Contributed Assets.

         (i) Proprietary Claims. Any and all rights, claims or causes of action against any employee, former employee or other person arising out of any agreement or covenant not to compete or any similar agreement, or the disclosure or use or threatened disclosure or threatened use of any proprietary information of Key, including (but not limited to) any invention, discovery, improvement, process, method, formula, treatment, knowhow, pattern, device, compilation of information, list of customers, document or record of information.

         (j) Subsidiary/Affiliate Interests. All of Key's equity interest in its subsidiaries or affiliates, including Key's equity interest in Key Plastics Automotive, L.L.C., a Michigan limited liability company; Key Plastics International, a Michigan limited liability company; Key Mexico A, L.L.C., a Michigan limited liability company ("Key Mexico A"); Key Mexico B, L.L.C., a Michigan limited liability company; Ley Plastic France, S.A.S., a French Societe par actions simplifiee; and Materias Plasticas, S.A., excluding, however, Key's equity interest in Key Plastics de Mexico, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("Key Mexico").

         (k) Other Claims.  All other claims and causes of action.

         (l) Other. All other assets related to the kEY'S Business of every kind, nature and description, wherever located, whether tangible or intangible, including Key's goodwill and all rights and causes of action thereto, except for the Excluded Assets (as defined herein).

With all the foregoing TO HAVE AND TO HOLD, unto Key Technology, its successors and assigns, FOREVER.


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         Key Technology is not acquiring, and Key is not contributing any of the following assets of Key, which are referred to herein as the "Excluded Assets":

         (a) Corporate Records. Minute books, stock transfer records and financial records.

         (b) Cash. Cash or cash equivalents in an amount not greater than $1,000 and proceeds related to the exercise of stock options and related collections of Key shareholder notes receivable related to the issuance of capital stock of Key prior to the effective date of that certain Securities Purchase Agreement by and among Key, Key Technology and Paribas Principal Incorporated, dated February 9, 1998.

         (c) Receivables. Certain Key shareholder notes receivable related to the issuance of capital stock of Key prior to the effective date of that certain Securities Purchase Agreement by and among Key, Key Technology and Paribas Principal Incorporated, dated February 9, 1998.

         (d) Excluded Subsidiary. All of Key's equity interest in Key Mexico, such equity interest in Key Mexico to be contributed to Key Mexico A.

         (e) Employee Plans.  All Employee Plans existing as of the Execution
         Date.

         Key hereby authorizes Key Technology to take any and all action in connection with any of the Contributed Assets, in the name of Key or in its own or any other name.

         Key hereby warrants, covenants and agrees that it:

                  (i) is hereby conveying title to the Contributed Assets free and clear of any and all liabilities, obligations, claims, liens and encumbrances (whether absolute, accrued, contingent or otherwise), except those specifically assumed by Key Technology by an Assumption Agreement dated as of even date herewith;

                  (ii) will warrant and defend the contribution of the Contributed Assets against each and every person or persons claiming or who claims against any or all of the same; and

                  (iii) will take all steps necessary to put Key Technology, its successors or assigns, in actual possession and operating control of the Contributed Assets.

         Key hereby covenants that it shall, from time to time, make, acknowledge, execute and deliver, or cause to be made, acknowledged, executed and delivered, such instruments, acts, consents, deeds, transfers, assignments, powers and assurances as Key Technology may reasonably require to more effectively convey, transfer, assign, grant and vest in and to Key

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Technology and to put Key Technology in possession of any of the Contributed
Assets being contributed, conveyed, assigned, granted, transferred and delivered hereunder.

         This Agreement shall be binding upon, inure to the benefit of and be enforceable by, Key and Key Technology and their respective successors and assigns.



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         IN WITNESS WHEREOF, the duly authorized officers of Key have executed this General Assignment and Contribution Agreement on behalf of Key, intending to be legally bound on the date first written above.

                                          KEY PLASTICS, INC.,
                                            a Michigan corporation



                                          By:  /s/ Mark J. Abbo
                                             ------------------------
                                            Name:  Mark J. Abbo
                                            Title: Treasurer and Assistant
                                                   Secretary

Accepted and Agreed:

KEY PLASTICS TECHNOLOGY, L.L.C.,
  a Michigan limited liability company

By:  Key Plastics, Inc.
Title:  Member


By:   /s/ Mark J. Abbo
    --------------------------
  Name:  Mark J. Abbo
  Title:    Treasurer and Assistant Secretary





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